Evers &
Hendrickson LLP
Lawyers and Counselors At Law
------------------------------------



June 21, 2000




Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:      World Wide Wireless Communications, Inc., Legality of Shares

Dear Madam/Sirs:

         We have made reasonable inquiry and are of the opinion that the securities being offered, will, when sold, be legally issued, fully paid and non-assessable.

         We are not opining as to any other statements contained in the Form SB-2 registration statement, nor as to matters that occur after the date thereof.

                                                  Very truly yours,

                                               EVERS & HENDRICKSON LLP


                                               /s/ William D. Evers
                                               -----------------------
                                               By: William D. Evers, Partner